UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COLFAX CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and

Notice of Special Meeting

February 28, 2022 at 9:00 a.m. ET

January 18, 2022

Dear Stockholders of Colfax Corporation:

On behalf of the Board of Directors (the “Board”) of Colfax Corporation (“Colfax” or the “Company”), you are cordially invited to virtually attend a Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m. Eastern Time, on February 28, 2022, at www.virtualshareholdermeeting.com/CFX2022SM.

At the Special Meeting, stockholders will consider and vote on a proposal to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation that effects (a) a reverse stock split of our outstanding shares of common stock, at one of three reverse stock split ratios, one-for-two, one-for-three or one-for-four, with the exact ratio to be determined by our Board at a later date, and (b) if and when the reverse stock split is effected, a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio.

Colfax intends to effect the reverse stock split and authorized share count reduction in connection with and immediately following the previously announced separation (the “Spin-off”) of its existing fabrication technology business, which will operate as ESAB Corporation (“ESAB”), and its specialty medical technology businesses, which will operate under the new name Enovis Corporation (“Enovis”). If the Spin-off is completed, then the market price and trading ranges of Enovis’s common stock will no longer reflect the value of the ESAB business. With a reverse stock split, the price of each common share is expected to increase so that a stockholder would have fewer but higher priced shares. A reverse stock split would not have any impact on the voting and other rights of stockholders, and would have no impact on the Company’s business operations or any of its outstanding indebtedness.

Even if the reverse stock split proposal is approved by the Company’s stockholders, the Board may delay or abandon the reverse stock split at any time prior to the effective time of the reverse stock split if the Board determines that the reverse stock split is no longer in the best interests of the Company or its stockholders.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the meeting. Please submit your proxy as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of Colfax shares and your support regarding this matter.

Sincerely

Matthew L. Trerotola

President and Chief Executive Officer

Notice of Special Meeting of Stockholders

Monday, February 28, 2022

9:00 a.m. Eastern Time

Via live webcast at

www.virtualshareholdermeeting.com/CFX2022SM

To Our Stockholders:

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Colfax Corporation will be held via live webcast at www.virtualshareholdermeeting.com/CFX2022SM on Monday, February 28, 2022 at 9:00 a.m. Eastern Time, for the following purposes:

1.

To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our common stock, at one of three reverse stock split ratios, one-for-two, one-for-three or one-for-four, with the exact ratio to be determined by our Board of Directors (the “Board”) at a later date, and (b) if and when the reverse stock split is effected, a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio (the “Reverse Stock Split Proposal”); and

2.

To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal at the Special Meeting or any adjournment(s) thereof (the “Adjournment Proposal”).

Even if the reverse stock split proposal is approved by the Company’s stockholders, the Board may delay or abandon the reverse stock split at any time prior to the effective time of the reverse stock split if the Board determines that the reverse stock split is no longer in the best interests of the Company or its stockholders.

The accompanying proxy statement describes the matters to be considered at the Special Meeting. Only stockholders of record at the close of business on January 10, 2022 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Special Meeting.

Due to continuing concerns relating to the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, directors, officers, employees and other meeting attendees, the Special Meeting will be completely virtual. To attend, participate in, and vote during the Special Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/CFX2022SM and enter the 16-digit control number found on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend, participate in, and vote during the Special Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Special Meeting. A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, for 10 days prior to the date of our Special Meeting. The list will also be available for inspection at the Special Meeting at www.virtualshareholdermeeting.com/CFX2022SM.

As a stockholder of Colfax Corporation, your vote is important. Whether or not you plan to attend the Special Meeting virtually, we urge you to submit your proxy at your earliest convenience and thank you for your continued support of Colfax Corporation.

Dated: January 18, 2022

By Order of the Board of Directors

Bradley J. Tandy

Secretary

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Special Meeting of Stockholders

Date and Time:	Monday, February 28, 2022 at 9:00 a.m., Eastern Time
Location:	Via live webcast at www.virtualshareholdermeeting.com/CFX2022SM
Record Date:	January 10, 2022

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on February 28, 2022: This proxy statement is available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about January 18, 2022, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Special Meeting as of the close of business on January 10, 2022, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail prior to our next annual meeting with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on January 10, 2022, the record date.

How to Cast Your Vote

You can vote or submit your proxy by any of the following methods:

Via the internet (www.proxyvote.com) through February 27, 2022;

By telephone (1-800-690-6903) through February 27, 2022;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by February 27, 2022; or

Via virtual attendance and voting at the Special Meeting. To attend the Special Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/CFX2022SM and enter your 16-digit control number. Once admitted, you may vote by following the instructions available on the meeting website. If you are a beneficial stockholder who owns shares in street name and have questions about your 16-digit control number or how to obtain one, please contact the bank, broker or other nominee who holds your shares.

If you are a beneficial stockholder who owns your shares in street name, the ability to provide your voting instructions online or by telephone may depend on the voting procedures of the organization that holds your shares.

- 2022 Special Meeting Proxy Statement	1

Voting Matters

We are asking you to vote on the following proposals at the Special Meeting:

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Approval of Reverse Stock Split and Authorized Share Reduction	FOR	4
Proposal 2 – Approval of Adjournment	FOR	12

The affirmative vote of holders of a majority of the outstanding shares of our common stock is required for the approval of the Reverse Stock Split Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes against the Reverse Stock Split Proposal. The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required for the approval of the Adjournment Proposal. Abstentions will have the same effect as a vote against the Adjournment Proposal and broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

- 2022 Special Meeting Proxy Statement	2

Proxy Statement for Special Meeting of Stockholders

 February 28, 2022 Special Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Colfax Corporation (hereinafter, “Colfax,” “we,” “us” and the “Company”) of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Monday, February 28, 2022, at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Special Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Special Meeting on or about January 18, 2022.

The purpose of the Special Meeting is to consider and vote on the following proposals:

1.

To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect (a) a reverse stock split of our common stock, at one of three reverse stock split ratios, one-for-two, one-for-three or one-for-four, with an exact ratio to be determined by our Board at a later date (the “Reverse Stock Split”), and (b) if and when the Reverse Stock Split is effected, a corresponding reduction in the number of authorized shares of our common stock by the selected Reverse Stock Split ratio (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Stock Split Proposal”); and

2.

To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal at the Special Meeting or any adjournment(s) thereof (the “Adjournment Proposal”).

The Purpose of the Reverse Stock Split

Colfax intends to effect the reverse stock split and authorized share count reduction in connection with and immediately following the previously announced separation (the “Spin-off”) of its existing fabrication technology business, which will operate as ESAB Corporation (“ESAB”), and its specialty medical technology businesses, which will operate under the new name Enovis Corporation (“Enovis”). If the Spin-off is completed, then the market price and trading ranges of Enovis’s common stock will no longer reflect the value of the ESAB business. With a reverse stock split, the price of each common share is expected to increase so that a stockholder would have fewer but higher priced shares. A reverse stock split would not have any impact on the voting and other rights of stockholders, and would have no impact on the Company’s business operations or any of its outstanding indebtedness.

Even if the reverse stock split proposal is approved by the Company’s stockholders, the Board may delay or abandon the reverse stock split at any time prior to the effective time of the reverse stock split if the Board determines that the reverse stock split is no longer in the best interests of the Company or its stockholders.

 About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides fabrication technology and medical technology products and services to customers around the world, principally under the ESAB and DJO (as defined below) brands. We have been built through a series of acquisitions and organic growth. We seek to build an enduring premier global enterprise by applying the Colfax Business System, a comprehensive set of tools and processes, to create superior value for customers, stockholders and associates, to continuously improve our company and pursue growth in revenues and improvements in profit and cash flow.

- 2022 Special Meeting Proxy Statement	3

Proposal 1	Reverse Stock Split and Authorized Share Reduction

 General

We are asking our stockholders to approve a series of three proposed amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction (the “Amendments”). Our Board has unanimously approved and declared advisable the Amendments, and recommends that our stockholders approve and adopt the Amendments. The foregoing description of the Amendments is a summary and is subject to the full text of the Amendments, which is attached to this Proxy Statement as Annex A.

If our stockholders approve this proposal, the Board will determine the reverse stock split ratio from among the proposed ratios and cause a certificate of amendment to our Amended and Restated Certificate of Incorporation setting forth the Amendment with the selected ratio (the “Certificate of Amendment”) to be filed with the Delaware Secretary of State to effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of Colfax and its stockholders. The Board will abandon the other Amendments. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and abandon the Amendments, which means that the Certificate of Amendment will not be filed with the Delaware Secretary of State. Colfax will not affect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. Subject to stockholder approval, the Board currently expects and intends to file the Certificate of Amendment to implement the Reverse Stock Split and Authorized Share Reduction such that they become effective immediately following the intended Spin-off transaction as described above. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

The Amendments, if effected, will effect a Reverse Stock Split of the outstanding shares of Colfax’s common stock at one of three Reverse Stock Split ratios, one-for-two, one-for-three or one-for-four, as shown in Amendment A, Amendment B and Amendment C, respectively, to the Certificate of Amendment that is attached as Annex A hereto, with an exact ratio to be determined by our Board, in its sole discretion, at a later date. As of December 31, 2021, 156,249,234 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock.”

The Amendments, if effected, will also result in a corresponding reduction of the total number of shares of our common stock by the selected Reverse Stock Split ratio, as shown in Amendment A, Amendment B and Amendment C, to the Certificate of Amendment that is attached as Annex A hereto. See “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction.

All holders of Colfax’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Accounting Matters”).

 Background

We have been built through a series of acquisitions, as well as organic growth, since our founding in 1995. We seek to build an enduring premier global enterprise by applying the Colfax Business System to continuously improve our Company and pursue growth in revenues and improvements in profit and cash flow. On February 22, 2019, we completed our acquisition of DJO Global, Inc. (“DJO”), a global developer, manufacturer and distributor of high-quality medical devices with a broad range of products used for orthopedic bracing, reconstructive implants, rehabilitation, pain management and physical therapy. DJO products address the high-margin orthopedic continuum of patient care from injury prevention to rehabilitation from injury or degenerative disease, enabling people to regain or maintain their natural motion.

- 2022 Special Meeting Proxy Statement	4

We are currently a leading diversified technology company that provides fabrication technology and medical device products and services to customers around the world, principally under the ESAB and DJO brands. We conduct operations through two operating segments, “Fabrication Technology”, which incorporates the operations of ESAB and its related brands, and “Medical Technology”, which incorporates the operations of DJO and its related brands.

On March 4, 2021, we announced our intention to separate our fabrication technology and specialty medical technology businesses into two differentiated, independent, and publicly traded companies. We intend to enter into a Separation and Distribution Agreement, effective prior to the Spin-off (the “Separation Agreement”), with our wholly owned subsidiary, ESAB, which will hold our fabrication technology business. Pursuant to the Separation Agreement, we expect to distribute all or a portion of the shares of common stock of ESAB owned as of the record date (as defined in the Separation Agreement) on a pro rata basis to the holders of our common stock. Pursuant to the Separation Agreement, we expect to complete the Spin-off near the end of the first quarter of 2022 and immediately prior to the implementation of the Reverse Stock Split and Authorized Share Reduction. We cannot provide any assurance that the Separation Agreement will be entered into or that the spin-off will be completed, as it is subject to certain conditions precedent. Following the spin-off, we will continue to hold our specialty medical technology business and will operate under the name Enovis Corporation. For additional details on the intended distribution, please see the preliminary Form 10 Registration Statements that ESAB will file with the U.S. Securities and Exchange Commission (the “SEC”), as may be amended from time to time in future filings.

We expect that the Spin-off will allow each company to: (1) improve both investor alignment with its clear value proposition and the ability for investors to value each company based on its distinct strategic, operational and financial characteristics; (2) tailor capital structure and allocation of capital to its specific business profile and strategic priorities in the most efficient manner possible; (3) increase operating flexibility and resources to capitalize on growth opportunities in its respective markets; and (4) sharpen strategic focus in pursuit of its distinct operating priorities and strategies. The Spin-off would also provide each company with an appropriately valued acquisition currency that could be used for larger, transformational transactions.

We continue to make progress on the Spin-off and are targeting its completion near the end of the first quarter of 2022 and immediately prior to the implementation of the Reverse Stock Split and Authorized Share Reduction. Completion of the Spin-off is subject to, among other things, completion of financing and other transactions on satisfactory terms, other steps necessary to qualify the Spin-off as a tax-free transaction for U.S. federal income tax purposes, receipt of regulatory approvals, a favorable tax opinion and/or Internal Revenue Service ruling and final approval from our Board. There can be no assurance regarding the form and timing of the Spin-off or its completion. Details of the Spin-off will be included in future filings with the SEC.

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split

The Board believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares at one of three Reverse Stock Split ratios, one-for-two, one-for-three or one-for-four, with an exact ratio to be determined by the Board at a later date, through the Reverse Stock Split implemented in connection with and subsequent to the previously announced intended Spin-off. Immediately following the completion of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced proportionately based on the selected reverse stock split ratio as determined by our Board at a later date.

The proposed Reverse Stock Split is in recognition of the fact that if the Spin-off is completed, then the market price and trading ranges of Enovis’s common stock will no longer reflect the value of the ESAB business. With a reverse stock split, the price of each common share is expected to increase so that a stockholder would have fewer but higher priced shares. A reverse stock split would not have any impact on the voting and other rights of stockholders, and would have no impact on the Company’s business operations or any of its outstanding indebtedness. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. A higher stock price after the Reverse Stock Split may reduce this concern.

Authorized Share Reduction

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders approve the Reverse Stock Split Proposal and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced by the corresponding, selected Reverse Stock Split ratio. The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. See the table set forth in the subsection entitled, “—Effects of the Reverse Stock Split and the Authorized Share Reduction—Effect on Shares of Common Stock,” which shows the three possibilities for the number of authorized shares of common stock under each of the Reverse Stock Split ratios.

- 2022 Special Meeting Proxy Statement	5

 Determination of the Reverse Stock Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be at one of three ratios, one-for-two, one-for-three or one-for-four, with an exact ratio to be determined by our Board at a later date. The Board believes that stockholder adoption of three alternatives of reverse stock split ratios (as opposed to adoption of a single reverse stock split ratio) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the anticipated impact of the Spin-off on our trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Certain Risk Factors Associated With the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and the Spin-off. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. Accordingly, the Reverse Stock Split may not achieve the desired results as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by Colfax, will be the time that the Certificate of Amendment is filed with the Delaware Secretary of State or at such later time as specified in the Certificate of Amendment. It is expected that such filing will take place immediately after the completion of the intended Spin-off. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in Colfax’s best interests and the best

- 2022 Special Meeting Proxy Statement	6

interests of Colfax’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Colfax’s common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of Colfax’s common stock; or

•	if you have shares of Colfax’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on one of the three Reverse Stock Split ratios, one-for-two, one-for-three or one-for-four, with the exact ratio to be determined by our Board at a later date. The Authorized Share Reduction will reduce the authorized number of shares of our capital stock by the corresponding, selected Reverse Stock Split ratio that is ultimately determined by our Board.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Common Stock

On December 30, 2021, the Board adopted resolutions (1) approving and declaring advisable a series of three alternative amendments of our Certificate of Amendment to effect, at the discretion of the Board, a reverse stock split at one of three Reverse Stock Split ratios, one-for-two, one-for-three or one-for-four, and contemporaneously with such Reverse Stock Split, to effect a corresponding reduction in the number of authorized shares of common stock by the corresponding, selected Reverse Stock Split ratio that is ultimately determined by our Board, (2) directing that the Reverse Stock Split Proposal be submitted to the holders of our common stock for their

- 2022 Special Meeting Proxy Statement	7

approval and (3) recommending that the holders of our common stock approve the Reverse Stock Split Proposal. The actual number of authorized shares of our common stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board. The following table contains approximate information, based on share information as of December 31, 2021, relating to our outstanding common stock and information regarding our authorized shares for each of the three alternative amendments:

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding
Pre-Reverse Stock Split	400,000,000	156,249,234
Post-Reverse Stock Split 1:2	200,000,000	78,124,617
Post-Reverse Stock Split 1:3	133,333,333	52,083,078
Post-Reverse Stock Split 1:4	100,000,000	39,062,309

After the Effective Time, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the New York Stock Exchange (“NYSE”). Following the Reverse Stock Split, the Spin-off transaction and our name change to Enovis Corporation, our common stock will continue to trade on the NYSE under the symbol “ENOV” and will be assigned a new CUSIP number.

Effect on Preferred Stock

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of 20,000,000 shares of Preferred Stock, par value $0.001 per share. The proposed Certificate of Amendment to effect the Reverse Stock Split and the Authorized Share Reduction would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock. There are currently no shares of preferred stock outstanding.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.

Effect on Colfax’s Stock Incentive Plans

As of December 31, 2021, we had approximately 3,660,646 shares subject to stock options and 1,718,449 shares subject to unvested restricted stock units (including performance-based restricted stock units) outstanding under our stock incentive plans.

If the Reverse Stock Split is effected, the number of shares available for issuance under our stock incentive plans, as well as the number of shares subject to any outstanding award and the exercise price, grant price or purchase price relating to any such award under our stock incentive plans, are expected to be equitably adjusted by our Board to reflect the Reverse Stock Split. Further, any fractional shares resulting from such adjustment are expected to be eliminated by rounding downward to the nearest whole share.

For illustrative purposes only, if a one-for-four reverse stock split is effected, the 2,590,182 shares that remain available for issuance under our 2020 Omnibus Incentive Plan as of December 31, 2021, are expected to be adjusted to 647,546 shares, subject to increase as and when outstanding awards made under the plan expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the plan. Further, for illustrative purposes only, if a one-for-four reverse stock split is effected, we expect that an outstanding stock option for 10,000 shares of common stock, exercisable at $40.00 per share, would be adjusted as a result of the one-for-four split ratio into an option exercisable for 2,500 shares of common stock at an exercise price of $160.00 per share.

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No Dissenter’s Rights

Neither Delaware law, the Certificate of Incorporation, nor the Company’s Amended and Restated Bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, if the proposed amendments are authorized by our stockholders at the Special Meeting, our stockholders will have no right to dissent to the Reverse Stock Split or obtain payment for their shares (other than with respect to fractional shares, as described above), and we will not independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant, to the fullest extent permitted by law, that you owned the shares of Colfax’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “—Fractional Shares.”

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Reverse Stock Split, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and do not currently intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax, the Medicare contribution tax on net investment income or any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code). In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	persons whose functional currency is not the U.S. dollar;

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•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts and registered investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is, or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes that the Reverse Stock Split so qualifies. A U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders who acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations.

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

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•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	the furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for the approval of the amendments to our Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. If you do not vote (either by proxy or during the meeting) on the Reverse Stock Split Proposal, it will have the same effect as a vote “against” the proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” Proposal 1.

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Proposal 2 Adjournment of Special Meeting

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting or any adjournment(s) thereof in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting and if the adjournment is for a period of 30 days or less and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement of the place and time of the adjourned meeting made at the Special Meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required for the approval of the adjournment of the Special Meeting, if necessary. Abstentions with respect to the Adjournment Proposal will have the same effect as a vote against the Adjournment Proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” Proposal 2.

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∎	BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of December 31, 2021 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each named executive officer (as listed below), and all directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned		Percent of Class
5% Holder and Director
Mitchell P. Rales	9,450,461	(1)	6.0%
5% Holders
T. Rowe Price Associates, Inc.	16,546,189	(2)	10.6%
BlackRock, Inc.	9,600,661	(3)	6.1%
The Vanguard Group	9,032,587	(4)	5.8%
Steven M. Rales	8,410,679	(5)	5.4%
Directors

Patrick W. Allender	317,776	(6)(7)	*
Thomas S. Gayner	91,781	(7)	*
Rhonda L. Jordan	111,866	(7)(8)	*
Liam J. Kelly	17,365	(7)	*
A. Clayton Perfall	86,644	(7)(9)	*
Philip A. Okala	1,235	(7)	*
Didier Teirlinck	41,373	(7)	*
Rajiv Vinnakota	38,654	(7)	*
Sharon Wienbar	49,339	(7)	*
Named Executive Officer and Director
Matthew L. Trerotola	1,053,737	(10)	*
Named Executive Officers
Christopher M. Hix	420,459	(10)	*
Daniel A. Pryor	731,000	(10)(11)	*
Shyam Kambeyanda	245,555	(10)	*
Brady Shirley	113,020	(10)	*
All of our directors and executive officers as a group (17 persons)	12,818,996	(10)	8.2%

*	Represents beneficial ownership of less than 1%

(1)

Includes 1,142,297 shares of common stock held by Mr. Mitchell P. Rales’ Revocable Trust and IRA, 6,000,000 shares of common stock held by limited liability companies of which Mr. Mitchell P. Rales is the trustee of the sole member, 679,264 shares of common stock held by the Mitchell P. Rales Family Trust, 28,900 shares of common stock held in trust for his daughters and 1,600,000 shares of common stock underlying tangible equity units (“TEUs”) that may be settled into shares of common stock by the holder at any time. The number of shares of common stock underlying Mr. Mitchell P. Rales’ TEUs is based on the amount that may be acquired if the prepaid stock purchase contracts were settled prior to the second scheduled trading day immediately preceding January 15, 2022. The actual number of shares of common stock the reporting person may acquire will depend on when the prepaid stock purchase contracts are settled. Mr. Mitchell P. Rales has sole voting power and sole dispositive power with respect to 7,878,365 shares of common stock and the 1,600,000 shares of common stock underlying TEUs. 6,000,000 shares of Colfax common stock are pledged to secure a line of credit. This entity and Mr. Mitchell P. Rales are in compliance with this line of credit. The business address of Mr. Mitchell P. Rales, and the limited liability company, is 11790 Glen Road, Potomac, MD 20854.

(2)

The amount shown and the following information is derived from a Schedule 13G/A filed February 16, 2021 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, Price Associates has sole voting power over 6,417,757 shares and sole dispositive power over 16,546,189 shares. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(3)

The amount shown and the following information is derived from a Schedule 13G/A filed February 5, 2021 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, BlackRock has sole voting power over 9,248,315 shares and sole dispositive power over 9,600,661 shares. The business address of BlackRock is BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.

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(4)

The amount shown and the following information is derived from a Schedule 13G/A filed February 10, 2021 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, Vanguard has shared voting power of 64,568 shares, sole dispositive power over 8,889,016 shares, and shared dispositive power over 143,571 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Includes 8,410,679 shares of common stock held by Mr. Steven M. Rales’ Revocable Trust. Mr. Steven M. Rales has sole voting power and sole dispositive power with respect to 8,410,679 shares of common stock. The business address of Steven M. Rales is 2200 Pennsylvania Avenue, N.W., Suite 800 W, Washington, D.C. 20037-1701.

(6)

Includes 23,648 shares owned by the JWA Irrevocable Trust #1, 27,504 shares held by the JWA GRAT #4, 57,978 shares held by the JWA GRAT #5, 90,129 shares held by the JWA Irrevocable Trust #2, and 20,000 shares held by an irrevocable trust, of which Patrick Allender is a trustee. Mr. Allender disclaims beneficial ownership of all shares held by the JWA irrevocable trusts and the JWA GRATs, except to the extent of his pecuniary interest therein.

(7)

Beneficial ownership by directors (other than Mitchell P. Rales) includes: (i) for each of Messrs. Allender and Gayner and Ms. Jordan, 34,785 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 30,015 shares that such individuals have the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (ii) for Mr. Kelly, 3,260 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 7,741 shares that Mr. Kelly has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (iii) for Mr. Perfall, 22,573 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 30,015 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (iv) for Mr. Okala, 357 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 878 shares that Mr. Okala has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (v) for Mr. Teirlinck, 12,311 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 18,139 shares that Mr. Teirlinck has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (vi) for Mr. Vinnakota, 21,745 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 30,015 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, (vii) for Ms. Wienbar, 13,885 DRSUs or DSUs that have vested or will vest within 60 days of December 31, 2021 and will be delivered following the conclusion of service on the Board and 22,377 shares that Ms. Wienbar has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of December 31, 2021, and (viii) DSUs received in lieu of annual cash retainers and committee chairperson retainers that will be delivered following the conclusion of service on the Board as follows: Mr. Allender—32,750, Mr. Gayner—26,981, Ms. Jordan— 22,066, Mr. Perfall— 26,609, Mr. Teirlinck— 10,923, and Ms. Wienbar— 13,077.

(8)	Includes 18,010 shares held by a family trust, 6,191 shares held by her spouse and 799 shares held in a trust account for her spouse.

(9)	Includes 7,447 shares held by a trust.

(10)

Beneficial ownership by named executive officers and our executive officers as a group includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of December 31, 2021. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Trerotola— 858,963, Mr. Hix— 354,667, Mr. Pryor— 597,227, Mr. Kambeyanda— 202,563, and Mr. Shirley—69,271, all of our current executive officers as a group— 2,121,167.

(11)	Includes 3,000 shares held by trusts for his children and 2,312 shares held in his 401(k) account.

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∎	GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on January 10, 2022 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations. On any other matter which properly comes before the Special Meeting or any adjournment or postponement thereof, the proxies will be voted in the discretion of the proxy holders. The Board has selected Mitchell P. Rales and Matthew L. Trerotola to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Colfax Corporation at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary, (ii) delivering prior to the Special Meeting a properly executed and subsequently dated proxy, or (iii) virtually attending and voting at the Special Meeting. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or unless you vote at the Special Meeting. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Special Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock as of the Record Date are entitled to vote at the Special Meeting. As of the Record Date, 156,263,657 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Special Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, for 10 days prior to the date of our Special Meeting. The list will also be available for inspection at the Special Meeting at www.virtualshareholdermeeting.com/CFX2022SM.

The quorum necessary to conduct business at the Special Meeting consists of the holders of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Special Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are not counted for purposes of determining the presence or absence of a quorum.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Reverse Stock Split Proposal.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Adjournment Proposal.

Abstentions will have the same effect as a vote against approval of the Reverse Stock Split Proposal and the Adjournment Proposal. Under the rules of the NYSE, each of the proposals is a “routine” item. This means that brokerage firms that have not received voting instructions from their clients will have discretionary voting power to vote on these proposals, so we do not anticipate any brokerage firms failing to vote because they have not received voting instructions from their clients (“broker non-votes”).

Only stockholders as of the Record Date are entitled to attend the Special Meeting. To attend the Special Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/CFX2022SM and enter the 16-digit control number found on the proxy card or the Notice previously received. If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Special Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to attend the Special Meeting. Once admitted, during the Special Meeting, stockholders may vote, submit questions and view the list of stockholders entitled to vote at the Special Meeting by following the instructions available on the meeting website.

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Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Colfax Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than the close of business 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2022 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 11, 2022 and no earlier than January 12, 2022. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not otherwise comply with our Bylaws. If the stockholder seeking to make a nomination or propose business pursuant to the advance notice provision of our Bylaws does not provide notice of a nomination or proposal within the applicable deadlines or does not comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Proxy Statement or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Proxy Statement or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Proxy Statement or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Colfax Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or call (302) 252-9160 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Matters

Our principal executive office is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our telephone number is (302) 252-9160 and our website is located at www.colfaxcorp.com. Our common stock trades on the NYSE under the symbol “CFX.” Upon our name change to Enovis Corporation following completion of the Spin-off, we will change our ticker symbol to “ENOV.”

No matters, other than the Reverse Stock Split Proposal and the Adjournment Proposal, will be presented for action at the Special Meeting.

By Order of the Board of Directors

Bradley J. Tandy

Secretary

- 2022 Special Meeting Proxy Statement	16

Annex A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article 1 in its entirety and inserting the following in lieu thereof:

Article 1. NAME

The name of this corporation is Enovis Corporation.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 of Article 4 in its entirety and inserting the following in lieu thereof:

“4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is [Amendment A: 220,000,000; Amendment B: 153,333,333; Amendment C: 120,000,000] of which [Amendment A: 200,000,000; Amendment B: 133,333,333; Amendment C: 100,000,000] of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [Amendment A: two; Amendment B: three; Amendment C: four] shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). Notwithstanding the prior sentence, no fractional shares shall be issued at the Effective Time as a result of the Reverse Stock Split and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares remaining after the Reverse Stock Split and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata share of the total net proceeds of that sale. Each stock certificate that,

- 2022 Special Meeting Proxy Statement	A-1

immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified in the Reverse Stock Split, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified in the Reverse Stock Split.”

THIRD: This Amendment shall become effective as of [⚫], 2022 at [⚫] [a.m./p.m.]

FOURTH: This Amendment was duly adopted in accordance with Section 242 of the DGCL.

*            *            *

- 2022 Special Meeting Proxy Statement	A-2

SCAN TO COLFAX CORPORATION VIEW MATERIALS & VOTE w 2711 CENTERVILLE ROAD SUITE 400 WILMINGTON, DE 19808 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 27, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFX2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 27, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D65075-S37863-Z81627 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COLFAX CORPORATION Company Proposals The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to effect (a) a reverse stock split of our common stock at one of three reverse stock split ratios, one-for-two, one-for-three and one-for-four, with an exact ratio to be determined by our Board at a later date, ! ! ! and (b) a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio. 2. To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the ! ! ! reverse stock split proposal at the Special Meeting or any adjournment(s) thereof. NOTE: The undersigned authorizes the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. Yes No Please indicate if you plan to attend the virtual meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

D65076-S37863-Z81627
COLFAX CORPORATION
Special Meeting of Stockholders
February 28, 2022, 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

Mitchell P. Rales and Matthew L. Trerotola, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of COLFAX CORPORATION common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of COLFAX CORPORATION to be held virtually at 9:00 a.m., Eastern Time, on Monday, February 28, 2022 at www.virtualshareholdermeeting.com/CFX2022SM, and at any adjournment or postponement of the meeting.

The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote “FOR” Proposals 1 and 2. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise.
Please fill the appropriate boxes, sign and date on the other side of this card.